EXHIBIT 23
                                                                      ----------

Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 15, 2002, into the Company's previously filed Form S-4 Registration Statement, File No. 333-56222, Form S-8 Registration Statement, File No. 333-83960 and Form S-3 Registration Statement, File No. 333-84230.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
March 15, 2002